Exhibit 99.1

FOR IMMEDIATE RELEASE	NR12-14

Dynegy Announces Second Quarter 2012 Results, Provides Restructuring Update

Restructuring Update:

•                  On June 5, 2012, Dynegy Inc. transferred Dynegy Midwest Generation (the Coal segment) to Dynegy Holdings, LLC (DH) as part of the Settlement Agreement with certain of DH’s creditors

•                  Concurrent with the transfer, the Coal segment was deconsolidated for accounting purposes as of June 5, 2012. The Company recorded a $941 million non-cash loss on the Coal segment transfer.

•                  As of June 30, 2012, the consolidated financial statements for Dynegy Inc. do not contain any operating assets as all segments are accounted for using the equity method.

•                  Dynegy continues to target a September 2012 emergence from Chapter 11.

Second quarter 2012 summary:

•                  12% increase in generation volumes compared to the same period in 2011 driven by an 88% increase in our Gas segment generation due to improved spark spreads and a 20% decrease in Coal segment generation due primarily to increased planned outage hours

•                  $5 million in enterprise Adjusted EBITDA, a decrease of $97 million compared to 2011 due to lower generation and realized prices for the Company’s Coal segment, the settlement of legacy financial positions and lower option premiums

•                  $1,017 million in enterprise liquidity at July 30, 2012, including $712 million in unrestricted cash

First Half 2012 summary:

•                  19% increase in generation volumes compared to the same period in 2011 driven by a 107% increase in our Gas segment generation due to improved spark spreads and a 14% decrease in Coal segment generation due primarily to an increase in planned outage hours

•                  $29 million in enterprise Adjusted EBITDA, a decrease of $160 million compared to 2011 as a result of lower margins for the Company’s coal operations, the settlement of legacy financial positions and lower option premiums

•                  $(98) million in consolidated Cash Flow from Operations, which, due to the deconsolidation, excludes the impact of cash flow from DH and its subsidiaries—including the Coal segment as of June 5, 2012

HOUSTON (August 3, 2012) — Dynegy Inc. (OTC: DYNIQ) reported second quarter 2012 Adjusted EBITDA for the enterprise, which included the Coal, Gas, DNE and Other segments, of $5 million compared to $102 million for the same period in 2011. Lower option premiums and financial settlement revenues, including previously disclosed legacy put option positions primarily associated with the Gas segment, resulted in a $65 million reduction in Adjusted EBITDA compared to second quarter 2011. Lower realized prices for the Coal segment and a 20% reduction in generation volumes, primarily as a result of planned outages at our Wood River and Havana facilities during the quarter, combined to reduce Adjusted EBITDA by an additional $52 million which more than offset a $6 million improvement in DNE Adjusted EBITDA and a $10 million add back for non-cash amortization related to the Gas segment’s Sithe contract. Due to the Coal segment transfer, the operating loss for Dynegy’s consolidated operations was $(1,036) million, which included Dynegy Inc. for the full period and the Coal segment from April 1, 2012 through June 5, 2012, for the second quarter of 2012 compared to an operating loss of $(106) million for the same period in 2011, which included all segments. The net loss for the quarter ended June 30, 2012 totaled $(1,064) million for Dynegy’s consolidated operations, which included Dynegy Inc. for the full period and the Coal segment from April 1 through June 5, compared to a net loss of $(116) million for the second quarter 2011, which included all segments.

For the first half of 2012, Adjusted EBITDA for the enterprise was $29 million versus $189 million for the same period in 2011. The weaker financial results were primarily driven by lower realized power prices and a 14% reduction in generation volumes for our Coal segment, $28 million in unfavorable settlements related to previously disclosed put option contracts associated with our Gas segment, and $43 million reduction in premium revenue associated with both the Coal and Gas segments. The operating loss for the first half of 2012 which included Dynegy Inc. for the full period and the Coal segment through June 5, was $(1,057) million compared to an operating loss of $(155) million in the first half of 2011, which included all segments. The net loss for the first half of 2012 totaled $(1,122) million for Dynegy’s consolidated operations, which included Dynegy Inc. for the full period and the Coal segment until June 5, compared to a net loss of $(193) million for the first half of 2011, which included all segments.

“While the restructuring and corporate reorganization activities have added significant complexity to the Company’s financial results, the bottom line for the quarter is our Gas segment continues to achieve record run times helping to offset the impact that lower natural gas prices are continuing to have on our Coal segment results,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “Furthermore, our commercial operations team remained focused on managing the portfolio’s exposure to commodity price fluctuations, the legacy derivative liability positions, and also successfully achieving new long-term agreements for coal transportation to our facilities.”

Second Quarter Comparative Results by Segment

The non-GAAP financial measures of EBITDA and Adjusted EBITDA are used by management to evaluate Dynegy’s business on an ongoing basis. As a result of the Chapter 11 cases, based on the applicable accounting guidance, Dynegy deconsolidated DH and its wholly owned subsidiaries as of November 7, 2011. GAAP financial statements presented after November 7, 2011 reflect the equity method of accounting for these entities. On June 5, 2012 Dynegy Midwest Generation (the Coal segment) was transferred to DH and deconsolidated as of that date. For purposes of this release, Adjusted EBITDA is calculated and presented in a manner which eliminates the impact of deconsolidation and allows for comparable period-over-period results.

General and administrative expenses are allocated to each segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income (loss) as the most directly comparable GAAP measure to Adjusted EBITDA when performance is discussed on a segment level.

	Consolidated Financial Results
	Three Months Ended June 30, 2012 (in millions)
	Coal	Gas	DNE	Other	Total
Operating Income / (Loss)	$(2,708)	—	—	$1,672	$(1,036)
Plus / (Less):
Depreciation and amortization expense	28	—	—	—	28
Loss from unconsolidated investment	—	—	—	(1)	(1)
EBITDA	(2,680)	—	—	1,671	(1,009)
Plus / (Less):
Loss (gain) on Coal Holdco Transfer	2,652	—	—	(1,711)	941
Restructuring costs	—	—	—	39	39
Loss from unconsolidated investment	—	—	—	1	1
Mark-to-market losses, net	22	—	—	—	22
Deconsolidated Adjusted EBITDA	(6)	—	—	—	(6)
Adjustment for unconsolidated investment	2	14	(5)	—	11
Adjusted EBITDA	$(4)	$14	$(5)	—	$5

	Dynegy Holdings, LLC Financial Results
	Three Months Ended June 30, 2012 (in millions)
	Coal (1)	Gas	DNE	Other	Total
Operating Income / (Loss)	$(22)	$17	$(5)	$2	$(8)
Plus / (Less):
Depreciation and amortization expense	4	36	—	3	43
EBITDA	(18)	53	(5)	5	35
Plus / (Less):
Mark-to-market income, net	2	(53)	—	—	(51)
Restructuring charges	1	2	—	(5)	(2)
Other	5	2	—	—	7
Amortization of intangibles	12	10	—	—	22
Adjusted EBITDA	$2	$14	$(5)	—	$11

(1) The Coal segment was transferred to DH and deconsolidated for accounting purposes as of June 5, 2012. The Coal segment results in the table above reflect the period between June 5 and June 30, 2012.

	Three Months Ended June 30, 2011 (in millions)
	Coal	Gas	DNE	Other	Total

Operating Loss	$(47)	$(32)	$(24)	$(3)	$(106)
Plus / (Less):
Other items, net	—	1	—	2	3
Depreciation and amortization expense	40	33	—	2	75
EBITDA	(7)	2	(24)	1	(28)
Plus / (Less):
Mark-to-market loss, net	66	51	13	—	130
Adjusted EBITDA (1)	$59	$53	$(11)	$1	$102

(1) Adjusted EBITDA for the three months ended June 30, 2011, is based on our prior methodology which did not include (i) adjustments for up front premiums, (ii) amortization of intangible assets related to the Sithe acquisition, or (iii) mark-to-market adjustments for financial activity not related to our generation portfolio.

Segment Review of Results Quarter-Over-Quarter

Coal —The second quarter 2012 operating loss, adjusted to remove the impact of the Coal segment transfer, was $(78) million, which includes $(12) million of intangibles amortization, compared to a second quarter 2011 operating loss of $(47) million. Adjusted EBITDA totaled $(4) million during the second quarter 2012 compared to $59 million during the same period in 2011. A 19% decrease in realized power prices and a 20% reduction in generation volumes, primarily as a result of planned outages at Wood River and Havana facilities, accounted for $52 million of the decrease in Adjusted EBITDA quarter-over-quarter. Additionally, option premium revenues decreased by $14 million due to a reduction in option-related commercial activity.

Gas — The second quarter 2012 operating income, adjusted to remove the impact of deconsolidation, was $17 million compared to a second quarter 2011 operating loss of $(32) million. Adjusted EBITDA totaled $14 million during the second quarter 2012 compared to $53 million during the same period in 2011. While the Gas segment reported an 88% increase in generation volumes as a result of improved spark spreads, particularly the Moss Landing and Independence facilities, the $16 million in higher energy margin was offset by hedges entered into during 2010 and 2011 at lower pricing levels.  The company generated $28 million in lower option premium revenues and settled an additional $23 million in previously disclosed legacy put option contracts during the second quarter. Partially offsetting these results was $10 million in amortization related to the Sithe contract which, while treated as an expense in 2011, was added back for Adjusted EBITDA purposes because it is a non-cash item.

DNE — The second quarter 2012 operating loss, adjusted to remove the impact of deconsolidation, was $(5) million compared to a second quarter 2011 operating loss of $(24) million. Adjusted EBITDA totaled $(5) million during the second quarter 2012 compared to $(11) million during the same period in 2011. As a result of the Chapter 11 cases, lease expense for the DNE assets is no longer being recorded, resulting in a $13 million benefit to Adjusted EBITDA during the second quarter 2012. This was partially offset by an $11 million decrease in energy margin and financial settlements associated with hedging activities in 2011.

Liquidity (Enterprise)

As of July 30, 2012, Dynegy’s available liquidity, including the liquidity of DH and its subsidiaries which were deconsolidated effective November 7, 2011 and the Coal segment which was deconsolidated on June 5, 2012, was $1,017 million which included $712 million in unrestricted cash and cash equivalents, $16 million in letter of credit availability and $289 million in restricted cash available for collateral posting purposes.

	June 30, 2012	July 30, 2012
LC capacity, inclusive of required reserves	367	322
Less: Required reserves	(11)	(10)
Less: Outstanding letters of credit	(295)	(296)

LC availability	61	16
Cash and cash equivalents	707	712
Collateral posting account	232	289

Total available liquidity	$1,000	$1,017

Consolidated Cash Flow (GAAP)

Dynegy’s cash flow used in operations totaled $(98) million for the six months ended June 30, 2012.  During the period, our Coal segment provided negative cash flow of $7 million from the operation of our power generation facilities.  Corporate and other operations used approximately $91 million of cash primarily for general and administrative expenses and interest payments on the undertaking.  General and administrative expenses include approximately $51 million of non-recurring cash outflows related to our bankruptcy and restructuring efforts. Dynegy’s cash flow used in operations totaled $(86) million for the six months ended June 30, 2011.  During the period, our power generation business provided positive cash flow of $178 million from the operation of our power generation facilities.  Corporate and other operations used approximately $264 million of cash primarily for interest payments to service debt and general and administrative expenses

Cash flow used in investing activities totaled $(245) million during the first half of 2012, compared to cash flow used in investing activities of $(95) million during the same period in 2011, which included all segments. During the first half of 2012, capital expenditures totaled $42 million, including $9 million in maintenance capital expenditures and $33 million in environmental capital expenditures, the latter of which reflects the Company’s continuing investment in environmental upgrades under the Consent Decree. During the first half of 2011, capital expenditures totaled $128 million, with $46 million in maintenance capital expenditures and $82 million in environmental capital expenditures. There was also a $256 million outflow related to the Coal segment transfer on June 5, 2012.

PRIDE Update

Dynegy initiated a cost and performance improvement initiative known as PRIDE (Producing Results through Innovation by Dynegy Employees) during 2011. During the second quarter 2012, Dynegy captured $3 million in incremental operating margin and cost improvements and $7 million in incremental liquidity from balance sheet improvements due to PRIDE initiatives. Second quarter recurring fixed operating costs for the enterprise were $93 million in 2012 versus $106 million for the same period last year, while recurring General and Administrative costs for the enterprise declined $3 million to $22 million in the current quarter as compared to the prior year. The majority of these reductions are associated with the numerous PRIDE initiatives taken and underway. Total PRIDE related contributions for 2012 are expected to include margin and cost improvements of $39 million and balance sheet improvements of $100 million which will result in a total of $109 million in margin and cost improvements and $476 million in balance sheet improvements since the PRIDE program inception. Dynegy continues to use the PRIDE initiative to improve our operating performance, cost structure and balance sheet and to drive recurring cash flow benefits.

Restructuring Update

On July 3, 2012, the U.S. Bankruptcy Court for the Southern District of New York, Poughkeepsie Division approved DH’s Disclosure Statement and Modified Third Amended Plan of Reorganization proposed by DH and Dynegy Inc., as well as the procedures for soliciting formal creditor votes on the amended plan of reorganization. Approval of the disclosure statement allows DH to begin soliciting formal creditor votes on the amended plan of reorganization. Dynegy Inc. filed for Chapter 11 reorganization on July 6, 2012 and the U.S. Bankruptcy Court approved the merger of DH into Dynegy and the applicability of the DH disclosure statement to Dynegy on July 9, 2012. The consent solicitation process is underway and the deadline for voting on and for objecting to the plan of reorganization for Dynegy and DH is August 24, 2012. The plan is subject to confirmation by the U.S. Bankruptcy Court and the confirmation hearing is scheduled for September 5, 2012.

Investor Conference Call/Webcast

Dynegy will discuss its second quarter 2012 financial results during an investor conference call and webcast today, August 3, 2012, at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Gas segment run times, managing the portfolio’s exposure to commodity price fluctuations, legacy derivative liability positions and the progress of the Chapter 11 proceedings. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding our ability to continue as a going concern; (ii) ability to obtain approval of the Bankruptcy Court with respect to the debtors’ motions in the Chapter 11 cases and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, including the Joint Plan of Reorganization, and to consummate all the transactions contemplated by the Amended and Restated Settlement and  Plan Support Agreements, as may be further amended; (iii) Dynegy’s ability to sell the Roseton and Danskammer power generation facilities to one or more third parties as set forth in the Amended and Restated Settlement Agreement; (iv) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources including accessing the capital markets; (v) limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) our ability to consummate the Merger; (ix) expectations regarding compliance with Dynegy’s new credit agreements, including collateral demands, interest expense and other payments; (x) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (xi) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (xii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xiii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xiv) our ability to obtain the acceptance of the requisite number and amount of holders of claims in the Chapter 11 cases; (xv) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xvi) beliefs and assumptions about weather and general economic conditions; (xvii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xviii) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of the CFTC under the Dodd Frank Act; (xix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards; (xx) expectations regarding our compliance with the DMG and DPC Credit Agreements, including collateral demands, interest expense and other payments; and (xxi) our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contact:

Dynegy Inc.
Media: 713-767-5800
or
Analysts: 713-507-6466

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$53	$326	$230	$831
Cost of sales	(46)	(225)	(132)	(503)
Gross margin	7	101	98	328
Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(30)	(106)	(69)	(216)
Depreciation and amortization expense	(28)	(75)	(78)	(201)
Loss on Coal Holdco transfer	(941)	—	(941)	—
Impairments and other charges	—	(1)	—	(1)
General and administrative expenses	(44)	(25)	(67)	(65)
Operating loss	(1,036)	(106)	(1,057)	(155)
Loss from unconsolidated investments	(1)	—	(1)	—
Interest expense	(27)	(89)	(64)	(178)
Other income and expense, net	—	3	—	4
Loss from continuing operations before income taxes	(1,064)	(192)	(1,122)	(329)
Income tax benefit	—	76	—	136
Net loss	$(1,064)	$(116)	$(1,122)	$(193)

Basic loss per share:
Loss from continuing operations (1)	$(8.65)	$(0.95)	$(9.12)	$(1.58)
Basic loss per share	$(8.65)	$(0.95)	$(9.12)	$(1.58)

Diluted loss per share:
Loss from continuing operations (1)	$(8.65)	$(0.95)	$(9.12)	$(1.58)
Diluted loss per share	$(8.65)	$(0.95)	$(9.12)	$(1.58)

Basic shares outstanding	123	122	123	122

Diluted shares outstanding	123	122	123	122

(1)          A reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Loss from continuing operations for basic and diluted loss per share	$(1,064)	$(116)	$(1,122)	$(193)

Basic weighted-average shares	123	122	123	122
Diluted weighted-average shares	123	122	123	122

Loss per share from continuing operations
Basic	$(8.65)	$(0.95)	$(9.12)	$(1.58)
Diluted	$(8.65)	$(0.95)	$(9.12)	$(1.58)

(2)          Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2012 and 2011.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2012

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total
Net loss					$(1,064)
Plus / (Less):
Income tax benefit (1)					—
Interest expense					27
Depreciation and amortization expense					28
EBITDA (2)	$(2,680)	$—	$—	$1,671	$(1,009)
Plus / (Less):
Loss (gain) on Coal Holdco transfer (3)	2,652	—	—	(1,711)	941
Restructuring costs (4)	—	—	—	39	39
Loss from unconsolidated investments (5)	—	—	—	1	1
Mark-to-market loss, net	22	—	—	—	22
Deconsolidated Adjusted EBITDA (2)	(6)	—	—	—	(6)
Adjustment to include adjusted EBITDA from unconsolidated investment (6)	2	14	(5)	—	11
Pre-Deconsolidation Adjusted EBITDA (2)	$(4)	$14	$(5)	$—	$5

(1)

We reported an income tax of zero for the three month period ended June 30, 2012; the effective tax rate was zero in 2012. For the three month period ended June 30, 2012, the difference between the effective rate of zero and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes. As of June 30, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 3, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income/(loss)	$(2,708)	$—	$—	$1,672	$(1,036)
Loss from unconsolidated investments	—	—	—	(1)	(1)
Depreciation and amortization expense	28	—	—	—	28
EBITDA	$(2,680)	$—	$—	$1,671	$(1,009)

(3)	We recorded losses of $941 million for the three months ended June 30, 2012 resulting from the Coal Holdco Transfer to DH pursuant to the Settlement Agreement of June 5, 2012.

(4)

We incurred $39 million of expense related to reorganization costs. These expenses are included in General and Administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)	We recorded a loss of $1 million from unconsolidated investments in DH for the three months ended June 30, 2012.

(6)

Effective November 7, 2011, we deconsolidated our investment in DH. As a result, the results of our Gas and DNE segments, as well as certain items in the Other segment, are not included in our consolidated results. Additionally, effective June 5, 2012, we transferred Coal to DH, as such, the results of the Coal segment subsequent to that date are not included in our consolidated results. We recorded losses of $1 million from our unconsolidated investment in DH for the three months ended June 30, 2012. However, we have included the Adjusted EBITDA from our investment in this adjustment because management uses Adjusted EBITDA to focus on the operating performance of our entire power generation fleet. The following table presents a reconciliation of Adjusted EBITDA to Operating income (loss) for our investment in DH:

	Three Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(22)	$17	$(5)	$2	$(8)
Depreciation and amortization expense	4	36	—	3	43
EBITDA	(18)	53	(5)	5	35
Mark-to-market (income) loss, net	2	(53)	—	—	(51)
Restructuring charges	1	2	—	(5)	(2)
Amortization of intangible assets	12	10	—	—	22
Other	5	2	—	—	7
Adjusted EBITDA from Unconsolidated Investment	$2	$14	$(5)	$—	$11

THREE MONTHS ENDED JUNE 30, 2011

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(116)
Plus / (Less):
Income tax benefit					(76)
Interest expense					89
Depreciation and amortization expense					75
EBITDA (1)	$(7)	$2	$(24)	$1	$(28)
Plus / (Less):
Mark-to-market loss, net	66	51	13	—	130
Adjusted EBITDA (1)	$59	$53	$(11)	$1	$102

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 3, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended June 30, 2011
	Coal	Gas	DNE	Other	Total

Operating loss	$(47)	$(32)	$(24)	$(3)	$(106)
Other items, net	—	1	—	2	3
Depreciation and amortization expense	40	33	—	2	75
EBITDA	$(7)	$2	$(24)	$1	$(28)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2012

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total
Net loss					$(1,122)
Plus / (Less):
Income tax benefit (1)					—
Interest expense					64
Depreciation and amortization expense					78
EBITDA (2)	$(2,637)	$—	$—	$1,657	$(980)
Plus / (Less):
Loss on Coal Holdco transfer (3)	2,652	—	—	(1,711)	941
Restructuring costs (4)	—	—	—	53	53
Loss from unconsolidated investments (5)	—	—	—	1	1
Mark-to-market income, net	(8)	—	—	—	(8)
Deconsolidated Adjusted EBITDA (2)	7	—	—	—	7
Adjustment to include adjusted EBITDA from unconsolidated investment (6)	2	39	(20)	1	22
Pre-Deconsolidation Adjusted EBITDA (2)	$9	$39	$(20)	$1	$29

(1)                     We reported an income tax of zero for the six month period ended June 30, 2012; the effective tax rate was zero in 2012. For the six month period ended June 30, 2012, the difference between the effective rate of zero and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes. As of June 30, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)                     EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 3, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Six Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(2,715)	$—	$—	$1,658	$(1,057)
Loss from unconsolidated investments	—	—	—	(1)	(1)
Depreciation and amortization expense	78	—	—	—	78
EBITDA	$(2,637)	$—	$—	$1,657	$(980)

(3)                     We recorded losses of $941 million for the six months ended June 30, 2012 resulting from the Coal Holdco Transfer to DH pursuant to the Settlement Agreement of June 5, 2012.

(4)                     We incurred $53 million of expense related to reorganization costs. These expenses are included in General and Administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)                     We recorded a loss of $1 million from unconsolidated investments in DH for the six months ended June 30, 2012.

(6)                     Effective November 7, 2011, we deconsolidated our investment in DH.  As a result, the results of our Gas and DNE segments, as well as certain items in the Other segment, are not included in our consolidated results.  Additionally, effective June 5, 2012, we completed the Coal Holdco Transfer, as such, the results of the Coal segment subsequent to that date are not included in our consolidated results.  We recorded losses of $1 million from our unconsolidated investment in DH for the six months ended June 30, 2012.  However, we have included the Adjusted EBITDA from our investment in this adjustment because management uses Adjusted EBITDA to focus on the operating performance of our entire power generation fleet.  A reconciliation of Adjusted EBITDA to Operating income (loss) for our investment in DH is presented below:

	Six Months Ended June 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(22)	$36	$(20)	$(4)	$(10)
Depreciation and amortization expense	4	56	—	5	65
EBITDA	(18)	92	(20)	1	55
Restructuring charges	1	2	—	—	3
Mark-to-market income (losses), net	2	(78)	—	—	(76)
Amortization of intangible assets	12	20	—	—	32
Premium adjustment	—	1	—	—	1
Other	5	2	—	—	7
Adjusted EBITDA from Unconsolidated Investment	$2	$39	$(20)	$1	$22

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2011

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(193)
Plus / (Less):
Income tax benefit (1)					(136)
Interest expense and debt extinguishment costs					178
Depreciation and amortization expense					201
EBITDA (2)	$51	$49	$(39)	$(11)	$50
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses (3)	—	—	—	12	12
Mark-to-market losses, net	73	31	23	—	127
Adjusted EBITDA (2)	$124	$80	$(16)	$1	$189

(1)   Includes $9 million net tax benefit related to an increase in state NOLs due to acceptance of amended returns partially offset by a $3 million net tax expense due to an increase in the Illinois statutory rate.

(2)   EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 3, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Six Months Ended June 30, 2011
	Coal	Gas	DNE	Other	Total

Operating loss	$(79)	$(19)	$(39)	$(18)	$(155)
Other items, net	—	1	—	3	4
Depreciation and amortization expense	130	67	—	4	201
EBITDA	$51	$49	$(39)	$(11)	$50

(3)   We incurred $9 million ($6 million after-tax) of expense related to the Icahn merger agreement termination fee and other legal expenses and $3 million ($2 million after-tax) of expense related to executive separation agreements.  These expenses are included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

DYNEGY INC.

OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Coal
Million Megawatt Hours Generated	4.6	5.8	10.2	11.8
In Market Availability for Coal Fired Facilities (1)	93%	94%	94%	93%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Indiana (Indy Hub) (7)	$34	$44	$32	$42

Gas
Million Megawatt Hours Generated (5)	4.8	2.6	10.7	5.2
Average Capacity Factor for Combined Cycle Facilities (2)	50%	27%	55%	27%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Commonwealth Edison (NI Hub)	$32	$44	$31	$42
PJM West	$39	$56	$37	$54
North of Path 15 (NP 15)	$26	$34	$27	$35
New York - Zone A	$32	$42	$32	$42
Mass Hub	$35	$49	$35	$57
Average Market Spark Spreads ($/MWh) (4):
PJM West	$22	$24	$18	$18
North of Path 15 (NP 15)	$6	$—	$5	$2
New York - Zone A	$13	$7	$11	$7
Mass Hub	$18	$16	$14	$16

Average Natural Gas Price - Henry Hub ($/MMBtu) (6)	$2.27	$4.35	$2.36	$4.26

DNE

Million Megawatt Hours Generated	0.2	0.2	0.3	0.6
In Market Availability for Coal Fired Facilities (1)	86%	97%	91%	95%
Average Capacity Factor - Coal	6%	16%	7%	33%
Average Capacity Factor - Gas	4%	3%	2%	2%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$40	$56	$39	$60
Average Market Spark Spreads ($/MWh) (4):
Fuel Oil	$(149)	$(131)	$(156)	$(115)

(1)           Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)           Reflects actual production as a percentage of available capacity.

(3)           Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)           Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator or an 11.0 MMBtu / MWh heat rate fuel oil-fired generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(5)           Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility for the three and six months ended June 30, 2012 and 2011, respectively.

(6)           Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.

(7)           The market reference for 2011 was Cinergy (Cin Hub).